Exhibit 10.4

EXECUTION COPY

PARENT GUARANTEE AGREEMENT

between

ORLEANS HOMEBUILDERS, INC

as Parent Guarantor,

and

THE BANK OF NEW YORK MELLON,

as Guarantee Trustee

Dated as of August 3, 2009

OHI FINANCING, INC.

2

This PARENT GUARANTEE AGREEMENT, dated as of August 3, 2009, executed and delivered by Orleans Homebuilders, Inc., a Delaware corporation (the “Parent Guarantor”) having its principal office at 3333 Street Road, Suite 101, Bensalem, PA 19020, and The Bank of New York Mellon, a New York banking corporation, as trustee (in such capacity, the “Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Notes (as defined herein) of OHI Financing, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, pursuant to an Indenture, dated as of the date hereof (the “Indenture”), among the Company and The Bank of New York Mellon, as trustee, the Company is issuing Ninety-three Million Seven Hundred and Fifty Thousand ($93,750,000) aggregate principal amount of its junior subordinated notes (the “Notes”) having the terms set forth in the Indenture to the Holders (as defined herein);

WHEREAS, the Parent Guarantor owns one hundred percent (100%) of the outstanding capital stock of the Company, and will substantially benefit from the issuance of the Notes by the Company; and

WHEREAS, as incentive for the Holders (as defined herein) to exchange their existing preferred securities (the “Preferred Securities”) of Orleans Homebuilders Trust II for the Notes, the Parent Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders (as defined herein) the Parent Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the exchange by the Holders of Preferred Securities for the Notes, the Parent Guarantor executes and delivers this Parent Guarantee Agreement to provide as follows to the Guarantee Trustee for the benefit of the Holders (as defined herein):

ARTICLE I

INTERPRETATION AND DEFINITIONS

Section 1.1.     Interpretation.

In this Parent Guarantee Agreement, unless the context otherwise requires:

(a)           capitalized terms used in this Parent Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;

(b)           the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(c)           all references to “the Parent Guarantee Agreement” or “this Parent Guarantee Agreement” are to this Parent Guarantee Agreement, as modified, supplemented or amended from time to time;

(d)           all references in this Parent Guarantee Agreement to articles and sections are to articles and sections of this Parent Guarantee Agreement unless otherwise specified;

(e)           the words “hereby”, “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Parent Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision;

(f)            a reference to the singular includes the plural and vice versa;

(g)           the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

Section 1.2.     Definitions.

As used in this Parent Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled’ have meanings correlative to the foregoing.

“Beneficiaries” means the Guarantee Trustee and the Holders.

“Board of Directors” means either the board of directors of the Parent Guarantor or any duly authorized committee of that board.

“Change of Control” means the occurrence of one or more of the following events:

(i)      any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent Guarantor to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof, on an arm’s length basis with an entity that is not an Affiliate of the Company or the Guarantor; or

(ii)     any Person or Group (other than Jeffrey P. Orleans and his Affiliates and family or any Affiliate of the Company or the Parent Guarantor (collectively, a “JPO Party”)) shall acquire either by purchase from a JPO Party or from the Parent Guarantor through purchase or merger or otherwise, directly or indirectly, beneficially or of record, shares representing more than 80% of the issued and outstanding Equity Interests of the Parent Guarantor and more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Guarantor.

“Debt” means with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred, and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Parent Guarantee Agreement or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i)

through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

“Equity Interests” means (a) the common or preferred equity interest in a corporation, (b) the membership interests in a limited liability company and (c) the partnership interests (general or limited) in a partnership.

“Event of Default” means a default by the Parent Guarantor on any of its payment or other obligations under this Parent Guarantee Agreement; provided that except with respect to a default in payment of any Parent Guarantee Payments, such default shall not be an Event of Default unless the Parent Guarantor shall have received notice of such default in accordance with the terms herein from the Guarantee Trustee or any Holder and shall have failed to cure such default within five (5) days after receipt of such notice.

“Guarantee Trustee” means The Bank of New York Mellon, until a Successor Guarantee Trustee, as defined below, has been appointed and has accepted such appointment pursuant to the terms of this Parent Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee, in any case solely in its capacity as guarantee trustee and not in its individual capacity.

“Holder” means any holder, as registered on the books and records of the Trustee (as defined in the Indenture), of any Notes; provided that in determining whether the holders of the requisite percentage of Notes have given any request, notice, consent or waiver hereunder, “Holder” shall not include either the Parent Guarantor, the Company, the Guarantee Trustee or any Affiliate of the Parent Guarantor, the Company or the Guarantee Trustee.

“List of Holders” has the meaning specified in Section 2.1.

“Majority in Principal Amount of the Notes” means a vote by the Holder(s), voting separately as a class, of more than fifty percent (50%) of the aggregate principal amount of all then outstanding Notes.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, President or a vice President of such Person, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Parent Guarantee Agreement (other than the certificate provided pursuant to Section 2.2) or the Indenture shall include:

(a)                                  a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)                                 a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c)                                  a statement that each officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Guarantor.

“Other Securities” means the trust preferred securities in the amount of $30,000,000 and the related notes evidencing indebtedness, outstanding as of the issue date of the Notes, under the Junior Subordinated Indenture between the Company, as issuer, the Guarantor, as guarantor, and the trustee named therein, dated as of September 20, 2005, and any notes evidencing the exchange of such Other Securities for subordinated debt securities of the Company.

“Parent Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Notes, to the extent not fully and promptly paid or made by the Company immediately upon the expiration of any grace or cure period applicable to the Company under the terms of the Indenture: (a) any accumulated and unpaid payments of interest or principal, and all other amounts (including without limitation Additional Interest and payments due in connection with Distributions of the Company or the Guarantor or payments on the Notes in connection with a Change of Control) required to be paid on and in accordance with terms and provisions of the Notes and the Indenture; and (b) payment of any other amounts to be paid by the Company under and in accordance with the Indenture, including all amounts due to any Beneficiary by the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof or any other entity of whatever nature.

“Principal Hurdle Requirement” means, as of the applicable date, the redemption, whether optional or mandatory, or prepayment of Notes, from the original issue date of the Notes to such date, in cash in an aggregate principal amount, if calculated on or before December 31, 2012, of at least $17,580,000 or, if calculated after December 31, 2012, $21,975,000.

“Responsible Officer” means, with respect to the Guarantee Trustee, the officer in the Worldwide Securities Services department of the Trustee having direct responsibility for the administration of this Parent Guarantee Agreement.

“Rights Plan” means a plan of the Parent Guarantor or any subsidiary of the Parent Guarantor, as the case may be, providing for the issuance by the Parent Guarantor or such subsidiary to all holders of its common stock of rights entitling the holders thereof to subscribe for or purchase shares of any class or series of capital stock of the Parent Guarantor or other subsidiary, as the case may be, which rights (i) are deemed to be transferred with such shares of such common stock and (ii) are also issued in respect of future issuances of such common stock, in each case until the occurrence of a specified event or events.

“Senior Debt” means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent Guarantor, whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Parent Guarantor, whether incurred on or prior to the date of this Parent Guarantee Agreement or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to the Notes issued under the Indenture and the Parent Guarantee Payments; provided that Senior Debt shall not be deemed to include any (i) debt or (ii) other debt securities (and guarantees, if any, in respect of such debt securities) issued to any trust other than the Trust (or a trustee of any such trust), partnership or other entity affiliated with the Parent Guarantor or the Company that is a financing vehicle of the Parent Guarantor or the Company (a “financing entity”) in connection with the issuance by such financing entity of equity securities or other securities, in each case of (i) or (ii) pursuant to an instrument that ranks pari passu with or junior in right to payment of the Notes issued under the Indenture and the Parent Guarantee Payments or the Other Securities.

“Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Parent Guarantee Agreement.

Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture as in effect on the date hereof.

ARTICLE II

REPORTS

Section 2.1.     List of Holders.

The Parent Guarantor shall furnish or cause to be furnished to the Guarantee Trustee at such times as the Guarantee Trustee may request in writing, within thirty (30) days after the receipt by the Parent Guarantor of any such request, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a “List of Holders”) as of a date not more than fifteen (15) days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Parent Guarantor or the Company and is not identical to a previously supplied List of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such.  The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

Section 2.2.     Periodic Reports to the Guarantee Trustee.

(a)           The Parent Guarantor shall deliver to the Guarantee Trustee, within ninety (90) days after the end of each fiscal year of the Parent Guarantor ending after the date of this Parent Guarantee Agreement, an Officers’ Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Parent Guarantor is in default in the performance or observance of any of the terms or provisions or any of the conditions of this Parent Guarantee Agreement (without regard to any period of grace or requirement of notice provided hereunder) and if the Company or the Guarantor is in default under the terms of the Indenture or if the Parent Guarantor shall be in default hereof, specifying all such defaults and the nature and status thereof of which they have knowledge.

(b)           The Parent Guarantor shall furnish the information and documentation the Company is required to furnish pursuant to Sections 7.3, 10.3, 10.7 and 10.8 of the Indenture, subject to the confidentiality provisions thereof. The delivery requirement under this Section 2.2(b) may be satisfied by the Company’s compliance with the Indenture.

Section 2.3.     Event of Default; Waiver.

The Holders of a Majority in Principal Amount of the Notes may waive any past Event of Default and its consequences.  Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Parent Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

Section 2.4.     Event of Default; Notice.

(a)           The Guarantee Trustee shall, within ninety (90) days after the occurrence hereunder of a default, transmit to the Company and the Holders notices of all defaults actually known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice.  For the purpose of this Section 2.4, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

(b)           The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Parent Guarantee Agreement shall have obtained written notice, of such Event of Default from the Parent Guarantor, the Company or a Holder.

ARTICLE III

POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

Section 3.1.     Powers and Duties of the Guarantee Trustee.

(a)           This Parent Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Parent Guarantee Agreement to any Person except a Holder exercising its rights pursuant to Section 5.4(d) or to a Successor Guarantee Trustee upon acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee.  The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(b)           The rights, immunities, duties and responsibilities of the Guarantee Trustee shall be as provided by this Parent Guarantee Agreement and there shall be no other duties or obligations, express or implied, of the Guarantee Trustee.  Notwithstanding the foregoing, no provisions of this Parent Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not herein expressly so provided, every provision of this Parent Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section 3.1. To the extent that, at law or in equity, the Guarantee Trustee has duties and liabilities relating to the Holders, the Guarantee Trustee shall not be liable to any Holder for the Guarantee Trustee’s good faith reliance on the provisions of this Parent Guarantee Agreement.  The provisions of this Parent Guarantee Agreement, to the extent that they restrict the duties and liabilities of the Guarantee Trustee otherwise existing at law or in equity, are agreed by the Parent Guarantor and the Holders to replace such other duties and liabilities of the Guarantee Trustee.

(c)           No provision of this Parent Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, negligent failure to act or own willful misconduct, except that:

(i)      the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made; and

(ii)     the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Principal Amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Parent Guarantee Agreement.

Section 3.2.     Certain Rights of the Guarantee Trustee.

(a)           Subject to the provisions of Section 3.1:

(i)      the Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii)     any direction or act of the Parent Guarantor contemplated by this Parent Guarantee Agreement shall be sufficiently evidenced by an Officers’ Certificate unless otherwise prescribed herein;

(iii)    the Guarantee Trustee may consult with counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon and in accordance with such advice.  Such counsel may be counsel to the Guarantee Trustee, the Parent Guarantor or any of their respective Affiliates and may be one of the Guarantee Trustee’s employees.  The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Parent Guarantee Agreement from any court of competent jurisdiction;

(iv)    the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Parent Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Guarantee Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(iv) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Parent Guarantee Agreement; provided, further, that nothing contained in this Section 3.2(a)(iv) shall prevent the Guarantee Trustee from exercising its rights under Section 4.2 hereof;

(v)     the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Guarantee Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Parent Guarantor, personally or by agent or attorney;

(vi)    the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

(vii)   whenever in the administration of this Parent Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Principal Amount of the Notes, (B) may refrain from enforcing such remedy or right or taking such other action until such requested instructions are received and (C) shall be protected in acting in accordance with such instructions;

(viii)  except as otherwise expressly provided by this Parent Guarantee Agreement, the Guarantee Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Parent Guarantee Agreement; and

(ix)    whenever, in the administration of this Parent Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Parent Guarantor.

(b)           No provision of this Parent Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

Section 3.3.     Compensation.

The Parent Guarantor agrees to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Guarantee Trustee shall agree from time to time (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provisions of this Parent Guarantee Agreement except any such expense, disbursement or advance as may be attributable to the negligence, bad faith or willful misconduct of the Guarantee Trustee.

Section 3.4.     Indemnity.

The Parent Guarantor agrees to indemnify and hold harmless the Guarantee Trustee and any of its Affiliates and any of their officers, directors, shareholders, employees, representatives or agents from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to Section 3.3), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Parent Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Guarantee Trustee will not claim or exact any lien or charge on any Parent Guarantee Payments as a result of any amount due to it under this Parent Guarantee Agreement.  This indemnity shall survive the termination of this Parent Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

In no event shall the Guarantee Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Guarantee Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Guarantee Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Parent Guarantee Agreement.

Section 3.5.     Securities.

The Guarantee Trustee or any other agent of the Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes.

ARTICLE IV

GUARANTEE TRUSTEE

Section 4.1.     Guarantee Trustee; Eligibility.

(a)           There shall at all times be a Guarantee Trustee which shall:

(i)      not be an Affiliate of the Parent Guarantor or the Company; and

(ii)     be a corporation organized and doing business under the laws of the United States or of any State thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by Federal or State authority and having an office within the United States.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 4.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

(c)           If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of section 310(b) of the Trust Indenture Act, the Guarantee Trustee shall either eliminate such interest or resign in the manner and with the effect set out in Section 4.2(c).

Section 4.2.     Appointment, Removal and Resignation of the Guarantee Trustee.

(a)           Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Holders of a Majority in Principal Amount of the Notes.

(b)           The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Parent Guarantor.

(c)           The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation.  The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Parent Guarantor and the Holders, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Parent Guarantor, the Holders and the resigning Guarantee Trustee.

(d)           If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within thirty (30) days after delivery to the Parent Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Parent Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

ARTICLE V

PARENT GUARANTEE

Section 5.1.     Parent Guarantee.

(a)           The Parent Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Parent Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Company), as and when due, regardless of any defense (except for the defense of payment by the Company), right of setoff or counterclaim which the Company or the Guarantor may have or assert.  The Parent Guarantor’s obligation to make a Parent Guarantee Payment may be satisfied by direct payment of the required amounts by the Parent Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.  The Parent Guarantor shall give prompt written notice to the Guarantee Trustee in the event the Parent Guarantor makes any direct payment to the Holders.

(b)           The Parent Guarantor expressly agrees that the guarantee set forth in the immediately preceding paragraph includes, but is not limited to, the guarantee of the full and prompt payment of the Parent Guarantor’s obligation to make any and all interest and principal payments on the Notes which would be required to be made by the Company or the Guarantor under the Indenture, including, without limitation, any amounts of Additional Interest, the Optional Redemption Price, or any other amount set forth in the Indenture or the Note, including without limitation payments due in connection with any applicable Principal Hurdle Requirements, Distributions and Distribution Requirements of the Company or the Guarantor or any other payments on the Notes in connection with a Change of Control.

(c)           All Parent Guarantee Payments made from time to time with respect to this Parent Guarantee Agreement shall be in U.S. dollars.

Section 5.2.     Waiver of Notice and Demand.

The Parent Guarantor hereby waives notice of acceptance of the Parent Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Company, the Holders or any other Person before proceeding against the Parent Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.3.     Obligations Not Affected.

The obligations, covenants, agreements and duties of the Parent Guarantor under this Parent Guarantee Agreement shall be absolute and unconditional, and shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a)           the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Notes or the Indenture to be performed or observed by the Company;

(b)           the extension of time for the payment by the Company of all or any portion of the obligations under the Notes (including the extension of any interest payment period on the Notes as provided in the Indenture) or any other sums payable under the terms of the Notes or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Notes;

(c)           any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Notes, or any action on the part of the Company granting indulgence or extension of any kind;

(d)           the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

(e)           any invalidity of, or defect or deficiency in, the Notes or the Indenture;

(f)            the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g)           any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Parent Guarantor with respect to the happening of any of the foregoing.  No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Parent Guarantor has or may have shall be available hereunder to the Parent Guarantor against any Holder to reduce the payments thereto under this Parent Guarantee Agreement.

Section 5.4.     Rights of Holders.

The Parent Guarantor expressly acknowledges that: (a) this Parent Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Parent Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in Principal Amount of the Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Parent Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Parent Guarantee Agreement; and (d) the Trust or any Holder may institute a legal proceeding directly against the Parent Guarantor to enforce their respective rights under this Parent Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Company or any other Person.

Section 5.5.     Guarantee of Payment.

This Parent Guarantee Agreement creates a guarantee of payment and not of collection.  This Parent Guarantee Agreement will not be discharged except by payment of the Parent Guarantee Payments in full (without duplication of amounts theretofore paid by the Company) or upon payment in full of the Notes and all amounts owed by the Company or Guarantor under the Indenture to the Holders or beneficiary thereof.

Section 5.6.     Subrogation.

The Parent Guarantor shall be subrogated to all (if any) rights of the Holders against the Company in respect of any amounts paid to the Holders by the Parent Guarantor under this Parent Guarantee Agreement and shall have the right to waive payment by the Company pursuant to Section 5.1 provided that the Parent Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Parent Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Parent Guarantee Agreement.  If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence, the Parent Guarantor agrees to hold such amount in trust for the Holders and the holders of any beneficial interests thereof and to pay over such amount to the appropriate Holder.

Section 5.7.     Independent Obligations.

The Parent Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Notes, the Indenture,any other guarantee agreement and with respect to any obligations of the Parent Guarantor or the Company with respect to the Notes or the Indenture and that the Parent Guarantor shall be liable as principal and as debtor hereunder to make Parent Guarantee Payments pursuant to the terms of this Parent Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3.

Section 5.8.     Enforcement.

A Holder may enforce the obligations of the Parent Guarantor contained in Section 5.1 directly against the Parent Guarantor, and the Parent Guarantor waives any right or remedy to require that any action be brought against the Company or any other person or entity before proceeding against the Parent Guarantor.

Section 5.9.     Subordination.

The obligations of the Parent Guarantor under this Parent Guarantee Agreement shall constitute unsecured obligations of the Parent Guarantor and shall rank subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Parent Guarantor to the same extent and in the same manner that the payment of the principal of and any premium and interest (including any Additional Interest) on the Securities (as defined in the Indenture) is subordinated to the prior payment in full of all Senior Debt (as defined in the Indenture).  The subordination provisions contained in Article XII of the Indenture shall apply to the obligations of the Parent Guarantor under this Parent Guarantee Agreement as if such Article XII were set forth herein at length with such changes to such Article XII as necessary to make the provisions of Article XII fully applicable to the Parent Guarantor and its Senior Debt on the one hand and the Holders and Beneficiaries on the other.

ARTICLE VI

TERMINATION

Section 6.1.     Termination.

This Parent Guarantee Agreement shall terminate and be of no further force and effect upon the full payment of the Notes and all amounts payable in accordance with the Indenture.  Notwithstanding the foregoing, this Parent Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to any Notes or the Indenture (including amounts paid under this Parent Guarantee Agreement).  The obligations of the Parent Guarantor under Section 3.3 and Section 3.4 shall survive any such termination or the resignation and removal of the Guarantee Trustee.

ARTICLE VII

MISCELLANEOUS

Section 7.1.     Successors and Assigns.

All guarantees and agreements contained in this Parent Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Parent Guarantor and shall inure to the benefit of the Holders.  Except in connection with a consolidation, merger or sale involving the Parent Guarantor that is permitted under Article VIII hereof and Article VIII of the Indenture, and pursuant to which the successor or assignee agrees in writing to perform the Parent Guarantor’s obligations hereunder, the Parent Guarantor shall not assign its rights or delegate its obligations hereunder without the prior approval of the Holders of a Majority in Principal Amount of the Notes.

Section 7.2.     Amendments.

Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Parent Guarantee Agreement may only be amended with the prior approval of the Parent Guarantor, the Guarantee Trustee and the Holders of not less than a Majority in Principal Amount of the Notes.

Section 7.3.     Notices.

Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

(a)           if given to the Parent Guarantor, to the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Parent Guarantor may give notice to the Guarantee Trustee and the Holders:

Orleans Homebuilders, Inc.
3333 Street Road, Suite 101 Bensalem, PA 19020
Facsimile No.:  (215) 633-2352
Attention:  Chief Financial Officer

(b)          if given to the Company, at the address or forth below or such other address, facsimile number such other Person as the Company may give notice to and the Holders:

OHI Financing, Inc.
3333 Street Road, Suite 101
Bensalem, PA 19020
Facsimile No.:  (215) 633-2352
Attention:  Chief Financial Officer

(d)           if given to the Guarantee Trustee, at the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantee Trustee may give notice to the Parent Guarantor and the Holders:

The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust - OHI Financing

(e)           if given to any Holder, at the address set forth on the books and records of the Trustee (as defined in the Indenture).

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 7.4.     Benefit.

This Parent Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Notes.

Section 7.5.     Governing Law.

THIS PARENT GUARANTEE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH PARTY HERETO, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH

AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 7.6.     Submission to Jurisdiction.

ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PARENT GUARANTEE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PARENT GUARANTEE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PARENT GUARANTEE AGREEMENT.

Section 7.7.     Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.8.     The Indenture.

Each of the parties hereto hereby acknowledges that it is familiar with the terms of the Indenture. The Indenture shall be deemed to be specifically described in this Parent Guarantee Agreement.

ARTICLE VIII

CONSOLIDATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE AND OWNERSHIP OF THE COMPANY

Section 8.1.     Parent Guarantor May Consolidate, etc., Only on Certain Terms.

The Parent Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Parent Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Parent Guarantor, unless:

(a)           if the Parent Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Parent Guarantor is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Parent Guarantor substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, in writing, executed and delivered to the Guarantee Trustee, in form reasonably satisfactory to the Guarantee Trustee, the due and punctual payment of the Parent Guarantee Payments required hereunder and the performance of all other obligations and every covenant, term and provision of the Parent Guarantor to be performed under this Parent Guarantee Agreement on the part of the Parent Guarantor to be performed or observed;

(b)           immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

(c)           the Parent Guarantor has delivered to the Guarantee Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement evidencing any assignment or assumption is required in connection with such transaction, any such agreement complies with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1;

(d)           prior written approval of such transaction by the Holders of a Majority in Principal Amount of the Notes;

provided, however, that, in lieu of the foregoing clauses (a), (b), (c) and (d), the Guarantor may consolidate with or merge with or into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any Person if such consolidation, merger, conveyance, transfer or lease constitutes a Change of Control and, in connection with such transaction, the Guarantor and the Company comply with Section 10.5  of the Indenture and  delivers to the Guarantee Trustee an Officers’ Certificate attesting to such compliance, as to which the Guarantee Trustee may rely as conclusive evidence that such transaction complies with this Section 8.1.

Section 8.2.     Dividends, Distributions and Payments.

If (a) at any time on or before the later of (1) July 30, 2014 and (2) until satisfaction of the Principal Hurdle Requirement (including the payment of accrued interest (and Additional Interest) with respect to any Notes redeemed, paid or prepaid) or (b) there shall have occurred and be continuing an Event of Default hereunder or an “Event of Default” under the Indenture, then the Parent Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor’s Equity Interests (as defined in the Indenture), (ii) vote in favor of or permit or otherwise allow any of the subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any shares of any such subsidiary’s preferred stock or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred stock or other Equity Interests are perpetual or otherwise) to any entity other than the Guarantor or a direct or indirect Subsidiary of the Guarantor, or (iii) allow the Company to make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or the Guarantor that rank pari passu in all respects with or junior in interest to the Notes, except with respect to pari passu debt, payments made on a pari passu basis with payments made with respect to the Notes, and payments made on a correlative basis on the Other Securities; other than, in the case of (i) and (ii) (A) repurchases, redemptions or other acquisitions of shares of capital stock or other Equity Interests of the Parent Guarantor or any subsidiary (other than the Company) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan (or similar equity purchase plan) or in connection with the issuance of capital stock or other Equity Interests of the Parent Guarantor or any subsidiary (or securities convertible into or exercisable for such capital stock or Equity Interests) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, (B) as a result of an exchange or conversion of any class or series of the capital stock or Equity

Interests of the Parent Guarantor or any subsidiary for any class or series of the capital stock or Equity Interests of the Parent Guarantor or any subsidiary or of any class of the Parent Guarantor or any subsidiary for any class or series of the capital stock or other Equity Interests of the Parent Guarantor or any subsidiary, (C) the purchase of fractional interests in shares of the capital stock or other Equity Interests of the Parent Guarantor or any subsidiary pursuant to the conversion or exchange provisions of such capital stock, other Equity Interests or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto, (E) any dividend in the form of stock, Equity Interests, warrants, options or other rights where the dividend stock or Equity Interests or the stock or Equity Interests issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock or (F) so long as no Default or Event of Default has occurred and is continuing andafter satisfaction of the Principal Hurdle Requirement (including the payment of accrued interest (including Additional Interest) and any other amounts then due and payable with respect to any Securities redeemed, paid or prepaid), any Distributions as to which the Distribution Requirements have been satisfied.

Section 8.3.     Successor Company Substituted.

Upon any consolidation or merger by the Parent Guarantor with or into any other Person, or any conveyance, transfer or lease by the Parent Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1 and the execution and delivery to the Trustee of the written agreement described in Section 8.1(a), the successor entity formed by such consolidation or into which the Parent Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and shall be liable for every obligation of and may exercise every right and power of, the Parent Guarantor under this Parent Guarantee Agreement with the same effect as if such successor Person had been named as the Parent Guarantor herein; and in the event of any such conveyance, or transfer, or lease following the execution and delivery of such written agreement, the Parent Guarantor shall be discharged from all obligations and covenants under the Parent Guarantee Agreement and the Notes.

Section 8.4.     Ownership of the Company.

At all times while this Parent Guarantee Agreement is in effect and while any of the obligations of the Parent Guarantor hereunder remain outstanding, one hundred percent (100%) of the outstanding capital stock of the Company shall be owned by the Parent Guarantor.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.1.     Representations and Warranties of Parent Guarantor.

The Parent Guarantor hereby represents and warrants for the benefit of the Holders that:

(a)           the Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b)           the Parent Guarantor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Parent Guarantee Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Parent Guarantee Agreement;

(c)           this Parent Guarantee Agreement has been duly authorized, executed and delivered by the Parent Guarantor and constitutes the legal, valid and binding agreement of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(d)           the execution, delivery and performance of this Parent Guarantee Agreement have been duly authorized by all necessary corporate or other action on the part of the Parent Guarantor and do not require any approval of stockholders of the Parent Guarantor and such execution, delivery and performance will not (i) violate the articles or certificate of incorporation or by-laws (or other organizational documents) of the Parent Guarantor or (ii) violate any applicable law, governmental rule or regulation governing the Parent Guarantor, any material agreement to which it is a party or any material portion of its property or any order, judgment or decree applicable to the Company or the Parent Guarantor, respectively, or any material portion of its property;

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Parent Guarantee Agreement as of the date first above written.

ORLEANS HOMEBUILDERS, INC.

By:	/s/ Garry P.Herdler
Name: Garry P.Herdler
Title EVP&CFO

CHI FINANCING, INC.

By:	/s/ Garry P.Herdler
Name: Garry P.Herdler
Title: EVP&CFO

THE BANK OF NEW YORK MELLON, as Guarantee Trustee

By:	/s/ Jared Fischer
Name: Jared Fischer
Title: Assistant Treasurer